As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ARTIVION, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	59-2417093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1655 Roberts Boulevard, NW Kennesaw, Georgia 30144 (770) 419-3355
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Jean F. Holloway General Counsel, Chief Compliance Officer and Corporate Secretary Artivion, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144 Tel: (770) 419-3355
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copies to:
Andrew Nick, Esq. Jeffrey Steinle, Esq. Fredrikson & Byron, P.A. 60 South Sixth Street; Suite 1500 Minneapolis, Minnesota 55402 Tel: (612) 492-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

ARTIVION, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

Artivion, Inc. (“Artivion,” “we,” “us,” or the “Company”) may from time to time offer and sell common stock, preferred stock, debt securities, warrants, and units. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder. We may offer and sell these securities separately or together in any combination.

Our common stock is listed on the New York Stock Exchange under the symbol “AORT.”

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 5 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, and units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the documents incorporated by reference in this prospectus is accurate only as of the date the documents were filed with the SEC, regardless of the time of delivery of this prospectus or the time of issuance or resale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We use our registered trademarks in this prospectus. This prospectus, including the documents incorporated by reference into this prospectus, also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange. Information about us, including our SEC filings, is also available at our Internet site at https://investors.artivion.com. However, the information on, or accessible through, our website site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on February 23, 2024;

●	The Current Report on Form 8-K that we filed with the SEC on January 18, 2024; and

●	The description of our common stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2023, and as subsequently amended or updated.

WHERE YOU CAN FIND MORE INFORMATION

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Artivion, Inc.
Attn: Corporate Secretary
1655 Roberts Boulevard, NW
Kennesaw, Georgia 30144
(770) 419-3355

Copies of these filings are also available without charge on our website at www.artivion.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and the documents incorporated by reference herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 5 of this prospectus, and in the documents incorporated by reference into this prospectus.

For us, the particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include the forward-looking statements that relate to:

•	Our belief that new products, new indications, global expansion, and business development are the four growth areas that will drive our business in the future;
•	Our beliefs about our R&D and product pipeline, including our beliefs about the timing of our clinical trials and product launches;
•

Our beliefs and anticipation regarding the favorable attributes, benefits, and clinical advantages of our products and services, the basis on which our products and services compete, the benefits of our physician education activities, and the advantages of our relationships with organ and tissue procurement organizations and tissue banks;

•	Our beliefs about the future regulatory classification of our medical devices and our compliance with applicable laws and regulations;
•	Our beliefs regarding our global expansion efforts, including the international growth opportunity that would be provided by obtaining regulatory approval for BioGlue in China;
•	Our beliefs regarding the impact of alternative products;
•

Our beliefs regarding the dependencies affecting our ability to realize the anticipated business opportunities, growth prospects, synergies, and other benefits of the agreements with Endospan Ltd. and Baxter International, Inc. and our acquisition of Ascyrus Medical LLC, and our beliefs about the costs and timelines for certain regulatory approvals and clinical trial milestones related to PerClot and the NEXUS stent graft system in the United States and the AMDS globally;

•

Our beliefs regarding the fair value of our acquisitions, divestitures, and other business development activities and the estimates and assumptions about the future achievements of milestones and future revenues and cash flows related to those business development activities;

•

Our belief that our cash from operations and existing cash and cash equivalents will enable us to meet our current operational liquidity needs for at least the next twelve months, our expectations regarding future cash requirements, and the impact that our cash requirements might have on our cash flows for the next twelve months;

•	Our expectation regarding the impact on cash flows of undertaking significant business development activities and the potential need to obtain additional debt financing or equity financing;
•	Our belief that we will incur expenses for research and development projects, including for clinical research projects to gain regulatory approvals for products or indications;
•	Our beliefs about pending and potential legal or other governmental or regulatory proceedings;
•	Our expectations regarding the timing and impact of clinical research work and regulatory approvals for certain products or indications;
•	Our expectations regarding the impact of and costs associated with the conclusion of the PROACT Xa clinical trial;
•	Our beliefs and expectations regarding the utilization of net operating loss carryforwards from our acquisitions;
•

Our beliefs about our operating results, which may fluctuate significantly on a periodic basis as a result of internal and external factors, including reduced demand for our products, availability of products, materials, and supplies, strategic actions we take such as acquisitions or divestitures, unanticipated costs and expenses, market reception of our new or improved product offerings, and interest rate and currency fluctuations; and

•

Other statements regarding projections of future financial and business performance; anticipated growth and trends in our business and the markets relevant to our business, including as our growth relates to our competitors; the robustness and reliability of our workforce and supply chain; future production capacity and product supply; the availability and benefits of our products in the future; and the expected timing and impact of our strategic initiatives.

These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Artivion to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.

You should read this prospectus, the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, and any accompanying prospectus supplement with the understanding that the actual future results, levels of activity, performance, events and circumstances of Artivion may be materially different from what is expected.

THE COMPANY

Artivion, Inc. (“Artivion,” the “Company,” “we,” or “our”) is a leader in the manufacturing, processing, and distribution of medical devices and implantable human tissues used in cardiac and vascular surgical procedures for patients with aortic disease. We have four major product families: aortic stent grafts, surgical sealants, On-X® mechanical heart valves and related surgical products, and implantable cardiac and vascular human tissues.

Our address is Artivion, Inc., Attn: Corporate Secretary, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Artivion is incorporated under the laws of the state of Delaware.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including without limitation, the funding of capital expenditures and working capital needs. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
●	debt securities;
●	warrants to purchase any of the securities listed above; and
●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the Delaware General Corporation Law (the “DGCL”).

Overview – Authorized and Outstanding Shares

Artivion is authorized to issue up to 75,000,000 shares of common stock, par value $0.01 per share (“common stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”).

As of February 16, 2024, there were 41,225,138 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following descriptions set forth certain general terms and provisions of our common stock and preferred stock to which a prospectus supplement may relate. The particular terms of the shares of common stock or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Certificate of Incorporation and Amended and Restated Bylaws.

Common Stock

The holders of common stock are entitled to one vote for each share on all matters voted on by Company stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Company’s Board of Directors with respect to any series of preferred stock, the holders of such shares possess all voting power.

Subject to the rights of holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors in its discretion out of funds legally available for the payment of dividends. Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in all assets legally available for distribution to the Company’s stockholders in the event of dissolution.

Preferred Stock

The Board of Directors is empowered, without approval of the Company’s stockholders, to cause shares of preferred stock to be issued in one or more series and to fix and determine the relative rights and preferences of the shares of any such series, subject to the limitations of the DGCL. Because the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock rights and preferences, voting or otherwise, senior to the rights of holders of common stock.

While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a stockholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting, dividend, and liquidation rights of holders of common stock.

Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Certificate of Incorporation, the Amended and Restated Bylaws, and the DGCL, which are summarized below, could have the effect of making it more difficult to change the composition of the Board of Directors or for any person or entity to acquire control of the Company.

Special Meetings

Pursuant to the Certificate of Incorporation and Amended and Restated Bylaws, special meetings of the stockholders may be called only by the President or Secretary at the request in writing of a majority of the Board of Directors then in office or at the request in writing of stockholders owning not less than 50% of all votes entitled to be cast at the special meeting. Only business within the purpose or purposes described in the special meeting notice may be conducted at the special meeting.

Prohibition of Stockholder Action Without a Meeting

Neither the Certificate of Incorporation nor the Amended and Restated Bylaws permit stockholders to take action by written consent. Any and all action by the stockholders must be taken at either the annual stockholders’ meeting or at a special stockholders’ meeting.

Advance Notice of Stockholder Proposals and Nominations for Directors

Stockholders who seek to nominate directors or to bring business before a stockholder meeting must comply with specified timing requirements and submit to the Company certain information in advance of such meeting, as set forth in the Amended and Restated Bylaws. These provisions may impede a stockholder’s ability to bring matters before an annual or special meeting or make nominations for directors.

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

The Company’s Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of the Company. These provisions include the following:

●	special meetings of stockholders may be called only by a majority of the Board of Directors or by holders of a majority of the shares entitled to vote at the meeting;

●

only business brought before an annual meeting by the Board of Directors or by a stockholder who complies with the procedures set forth in our Amended and Restated Bylaws may be transacted at an annual meeting of stockholders;

●	advance notice is required for specified stockholder actions, such as the nomination of directors and stockholder proposals; and

●

the Company may issue, without stockholder approval, up to 5,000,000 shares of preferred stock, having such rights and preferences as may be determined by the Board of Directors, which could adversely affect the rights and powers of the holders of common stock.

The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

Stockholder Action

Except as otherwise provided by the DGCL or in the Certificate of Incorporation or Amended and Restated Bylaws, if a quorum is present at any annual or special meeting of stockholders, the approval by holders of a majority of the shares of common stock present in person or represented by proxy at such meeting and entitled to vote is sufficient to authorize, affirm, ratify, or consent to a matter voted on by stockholders. The DGCL requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, share exchange, conversion, sale of substantially all assets, or dissolution.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company, LLC. It is located at 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8124.

Listing

The Company’s common stock is listed on the New York Stock Exchange under the symbol “AORT.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may offer debt securities from time to time in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation of the debt securities;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the debt securities may be issued and on which we will pay the principal on the debt securities;

●

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●

the manner in which the amounts of payment of principal, premium, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	the currency of denomination of the debt securities;

●

if payments of principal of, premium, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the place or places where the principal of, premium, and interest on the debt securities will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;

●	the form of consideration in which principal of, premium or interest on the debt securities will be paid;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder of debt securities;

●

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;

●

whether the debt securities will be issued in the form of certificated debt securities or global debt securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;

●	provisions, if any, for the defeasance of the debt securities of a series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

●	the form of the debt securities;

●

the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any restriction or condition on the transferability of the debt securities;

●	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

●	any other terms of the debt securities, which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any for 30 days, when due whether by maturity or called for redemption;

●	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;

●

if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) the acceleration shall be deemed to have been waived, rescinded and annulled if all events of default, other than the nonpayment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, on the debt securities, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that, subject to the terms of the indenture, the debenture trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

●	to surrender any right or power conferred upon the Company;

●

to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

●

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

●	to evidence the succession of another corporation to the Company;

●

to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

●

to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;

●	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

●	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities; and

●

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;

●	materially adversely affecting the economic terms of any right to convert or exchange any debt securities; and

●

reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

The indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities of a particular series at the office of the indenture trustee or, at the option of the Company, by wire or check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers, or agents, if any;

●	the purchase price of the securities or other consideration therefore, and the proceeds, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters, and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters, or dealers may make with respect to these liabilities. Agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer will be new issues of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange under the symbol “AORT.” Any underwriters may make a market in these securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Artivion, Inc. appearing in Artivion, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Artivion, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses, all of which are to be paid by us, in connection with the sale and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$ *
Printing fees	+
Legal fees and expenses	+
Accounting fees and expenses	+
Miscellaneous	+
Total	$ +

*

The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

+	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our restated certificate of incorporation, as amended, provides that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of Artivion and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

ITEM 16. EXHIBITS.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
2.1*	Plan of Conversion, effective January 1, 2022. (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed January 4, 2022.)
3.1*	Certificate of Incorporation, effective January 1, 2022. (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed January 4, 2022.)
3.2*

Certificate of Amendment of Certificate of Incorporation, effective January 18, 2022. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 20, 2022.)

3.3*	Amended and Restated Bylaws of Artivion, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 8, 2023.)
4.1†	Form of Certificate of Designations of Preferred Stock.
4.2**	Form of Indenture.
4.3†	Form of Note.
4.4†	Form of Warrant.
4.5†	Form of Warrant Agreement.
4.6†	Form of Unit Agreement.
5.1**	Opinion of Fredrikson & Byron, P.A.
23.1**	Consent of Fredrikson & Byron, P.A. (contained in Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1**	Power of Attorney (set forth on the signature page of this registration statement).
25.1+	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.
107	Filing Fee Table

*	Incorporated by reference herein.

**	Filed herewith.

†	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

+	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on February 29, 2024.

ARTIVION, INC. By:/s/ Lance A. Berry Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints J. Patrick Mackin and Lance A. Berry, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments to this Registration Statement on Form S-3 and any registration statement for an offering pursuant to this Registration Statement on Form S-3 that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S‑3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. Patrick Mackin	Chairman of the Board, Chief Executive Officer,	February 29, 2024
J. Patrick Mackin	President and Director (Principal Executive Officer)

/s/ Lance A. Berry	Chief Financial Officer and Treasurer	February 29, 2024
Lance A. Berry	(Principal Financial Officer)

/s/ Amy D. Horton	Vice President, Chief Accounting Officer	February 29, 2024
Amy D. Horton	(Principal Accounting Officer)

/s/ Thomas F. Ackerman	Director	February 29, 2024
Thomas F. Ackerman

/s/ Daniel J. Bevevino	Director	February 29, 2024
Daniel J. Bevevino

/s/ Marna P. Borgstrom	Director	February 29, 2024
Marna P. Borgstrom

/s/ James W. Bullock	Director	February 29, 2024
James W. Bullock

/s/ Jeffrey H. Burbank	Director	February 29, 2024
Jeffrey H. Burbank

/s/ Elizabeth A. Hoff	Director	February 29, 2024
Elizabeth A. Hoff

/s/ Jon W. Salveson	Director	February 29, 2024
Jon W. Salveson

/s/ Anothony B. Semedo	Director	February 29, 2024
Anothony B. Semedo